Exhibit 10.21
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THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE (A) ABSENCE OF (I) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR (II) AN OPINION OF COUNSEL TO THE HOLDER THAT SUCH REGISTRATION IS NOT REQUIRED OR (B) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF THE SECURITIES ACT.
SECURED CONVERTIBLE PROMISSORY NOTE

US$10,000,000	January 22, 2009
     FOR VALUE RECEIVED, EASTERN WELL HOLDINGS LIMITED, a company organized and existing under the laws of Hong Kong Special Administrative Region (the “Borrower”), hereby promises to pay to CHINA ENVIRONMENT FUND III, L.P., a limited liability partnership duly organized and existing under the laws of the Cayman Island (the “Holder”) or its registered assigns or successors in interest or order, the sum of Ten Million U.S. Dollars (US$10,000,000) (the “Principal Amount”), in lawful money of the United States of America in immediately available funds, plus any interest that has been compounded thereon pursuant to Section 2.2 (the “Entire Outstanding Amount”), on the Maturity Date (as defined below) in accordance with Section 3.1, unless this Note is earlier offset pursuant to Section 4.1 or converted into Series A preferred shares of the Borrower (the “Series A Preferred Shares”) in accordance with Article X.
     This Note is issued in connection with that certain Term Sheet (the “Term Sheet”) dated January 22, 2009 by and among the Borrower, the Holder and Sun Kwok Ping (the “Founder”), which contemplates a proposed issuance by the Borrower of this secured convertible promissory note (this “Note”) to the Holder, subject to the terms and conditions set forth herein (the “Contemplated Transaction”).
     This Note is convertible into Series A Preferred Shares of the Borrower, subject to the terms and conditions set forth in Article X. Upon the conversion, the Holder will be entitled to all rights and benefits thereof as provided in the Memorandum and Articles of Association and the Shareholders Agreement of the Borrower, each as amended from time to time.
     This Note is secured by a security interest granted to the Holder pursuant to a Share Mortgage (the “Share Mortgage”) between the Holder, the Borrower and the Founder and is guaranteed by the Founder pursuant to a Guarantee (the “Guarantee”) dated January 22, 2009 between the Holder and the Founder.
     The following terms shall apply to this Note:

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ARTICLE I
CERTAIN DEFINITIONS
     1.1 As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:
          (a) “Affiliate” means, in respect of any person, any other person which controls, is controlled by, or is under common control with, such person. For the purposes of this definition, “control”, when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controls” or “controlled” have meanings correlative to the foregoing.
          (b) “Borrower Party” means any of the Borrower, the Founder and all other entities (i) that are directly or indirectly controlled by the Borrower or the Founder or (ii) whose results of operations and financial conditions would be consolidated with those of the Borrower for financial reporting purposes in accordance with the PRC GAAP, including without limitation, Shanghai Nobo Commerce & Trade Co., Ltd. and Jiangxi Nobao Electric Co., Ltd. , each of which a company organized and existing under the laws of the People’s Republic of China. The Borrower Parties as of the date hereof are set forth on Schedule 1 hereto.
          (c) “Business Day” means a weekday that the banks in the Hong Kong Special Administrative Region and the People’s Republic of China are generally open for business.
          (d) “Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.
          (e) “Indebtedness” means, with respect to any person or entity, whether recourse is to all or a portion of the assets of such person or entity, and whether or not contingent, (i) any obligation of such person or entity for money borrowed, (ii) any obligation of such person or entity evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of properties or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such person or entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person or entity, (iv) any obligation of such person or entity issued or assumed as the deferred purchase price of properties or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) any obligations of such person or entity under or in respect of capitalized lease, (vi) the principal amount of any interest hedging obligations or exchange rate swap obligations of such person or entity at the time of determination, (vii) any attributable indebtedness with respect to any sale and leaseback transaction to which such person or entity is a party and (viii) any obligation of the type referred to in clauses (i) through (vii) of this definition of another person or entity and all dividends and distributions of another person or

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entity the payment of which, in either case, such person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.
          (f) “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.
          (g) “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Borrower. A sale of all or substantially all of the assets of the Borrower (and the Borrower Parties), or a merger or consolidation of the Borrower or its any material subsidiary following which the shareholders of the Borrower do not own a majority of the outstanding economic interest or voting power of the surviving entity, or the exclusive license of all or substantially all of the intellectual property rights of the Borrower (and the Borrower Parties) to third parties, shall be deemed a liquidation, dissolution or winding up of the Borrower, unless the Holder agree otherwise.
          (h) “Material Adverse Effect” means any change, event or circumstance that is or would have a material adverse effect on (i) the business, properties or condition (financial or otherwise), results of operations or prospects of any Borrower Party individually or taken as a whole, (ii) the validity or enforceability of this Note and any agreement contemplated by the Note Documents against any party thereto other than the Holder, (iii) the ability of any Borrower Party to perform its obligations under the Note Documents or in connection with the transactions contemplated under the Note Documents, and (iv) the decision by a reasonable investor whether to consummate the Contemplated Transaction.
          (i) “Note Documents” means this Note, the Share Mortgage and the Guarantee.
          (j) “PRC GAAP” means generally accepted accounting principles in the People’s Republic of China.
          (k) “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of any Borrower Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.
          (l) “Solvent” means, with respect to any person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such person is (x) greater than the total amount of liabilities (including contingent liabilities) of such person and (y) not less than the amount that will be required to pay the probable liabilities on such person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such person; (b) such person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and

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(c) such person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
ARTICLE II
PRINCIPAL AMOUNT AND INTEREST
     2.1 Principal Amount. The Borrower agrees to sell and issue to the Holder, and the Holder agrees to purchase from the Borrower, this Note in the Principal Amount of up to US$10,000,000, in accordance with the payment schedule set forth in Section 8 and subject to the terms and conditions specified in this Note. The purchase price of this Note shall be offset in accordance with Section 4.1.
     2.2 Interest Rate. Unless this Note is offset in accordance with Section 4.1 or converted in accordance with Article X, interest on the outstanding Principal Amount of this Note shall accrue from the date when the Holder pays the relevant Principal Amount to the Borrower pursuant to Article VIII and shall be payable in arrears together with, at the same time and in the same manner as payment of, the Principal Amount (whether on Maturity Date or earlier by acceleration), until the date on which this Note is repaid in full. Subject to Section 5.2, interest on the outstanding Principal Amount of this Note shall accrue at an annual rate equal to eight percent (8%) on the outstanding Principal Amount from the date when the Holder pays the relevant Principal Amount to the Borrower pursuant to Article VIII to the date that is ninety (90) days after the Notice Date (as defined below) and thereafter at an annual rate equal to ten percent (10%) on the outstanding Principal Amount (the “Interest Rate”). Interest on the outstanding Principal Amount of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days.
ARTICLE III
REPAYMENT
     3.1 Repayment on Demand. Subject to Section 4.1, unless this Note is converted into Series A Preferred Shares pursuant to Article X, the Entire Outstanding Amount shall be immediately due and payable, without presentment, further notice, protest, grace period or other requirements of any kind, all of which hereby are expressly waived by the Borrower, on the date that is one-hundred-eighty (180) days after the date of a written notice (the “Notice Date”) given by the Holder to the Borrower requesting payment of the Entire Outstanding Amount, which notice may be given at any time if the Holder decides, in its sole discretion, not to consummate the Contemplated Transaction (the “Maturity Date”). On the Maturity Date, the Borrower shall pay the Entire Outstanding Amount to the Holder in U.S. Dollars, by wire transfer of immediately available funds to an account designated in writing by the Holder.

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     3.2 No Set-off or Prepayment. Subject to Section 4.1, all payments of the Entire Outstanding Amount shall be made to the Holder without set-off or counterclaim and free and clear of and without deduction of any kind. Subject to Section 4.1, this Note may not be prepaid without the prior written consent of the Holder.
ARTICLE IV
OFFSET; CONTEMPLATED TRANSACTION
     4.1 Note Offset. In the event of and conditioned upon the closing of the sale and purchase of this Note in the Contemplated Transaction, the Borrower shall offset the purchase price of this Note in the Contemplated Transaction by the Principal Amount then outstanding under this Note and all obligations hereunder shall thereafter be deemed satisfied and paid (it being understood that no interest shall be deemed to have accrued on this Note if this Note is offset in the foregoing manner), subject to Article X.
     4.2 Taxes. The Borrower will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of the Convertible Notes pursuant to the offset of this Note under Section 4.1.
     4.3 Series A Financing Transactions and Exclusivity. Notwithstanding anything to the contrary contained in the Term Sheet, for so long as this Note remains outstanding or until the Notice Date, the Holder shall be entitled (but not obligated) to invest in the Borrower by consummating the Series A financing transactions substantially as described in the Term Sheet, and the exclusivity provision set forth in the Term Sheet shall continue to be effective and binding on the Borrower (except that the expiration of the exclusivity as provided in the Term Sheet shall not apply).
ARTICLE V
EVENTS OF DEFAULT
     5.1 Events of Default. The occurrence of any of the following constitutes an event of default under this Note, if such event is not remedied (provided that such event is capable of being remedied) within five (5) days of its occurrence (“Event of Default”):
          (a) Failure to Pay Principal or Interest. The Borrower fails to pay the Principal Amount, interest or other sum due under this Note when due.
          (b) Breach of Covenant. The Borrower breaches any covenant or other term or condition under the Note Documents.
          (c) Breach of Representations and Warranties. Any representation or warranty made by any Borrower Party in the Note Documents shall be false or misleading.
          (d) Receiver or Trustee. Any Borrower Party shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for

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them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed.
          (e) Judgments. Any money judgment, writ or similar final process shall be entered or filed against any Borrower Party or any of its property or other assets, and shall remain unvacated, unbonded, unappealed, unsatisfied, or unstayed for a period of thirty (30) days.
          (f) Bankruptcy. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, shall be instituted by or against any Borrower Party.
          (g) Cross Default. A default by any Borrower Party of any term, covenant, representation, warranty or undertaking of any agreement to which such Borrower Party is a party or by which any of such Borrower Party’s assets are bound, or the occurrence of any event or condition under any Indebtedness of any Borrower Party that results in the acceleration of the maturity of or default under such Indebtedness, where such acceleration or default, if capable of remedy, is not cured within the applicable notice or cure period.
          (h) Moratorium and Nationalization. (a) The confiscation, expropriation or nationalization by any governmental authority of any property or assets of any Borrower Party; or (b) the revocation or repudiation by any governmental authority of any previously granted governmental permits or licenses to any Borrower Party or that affect the operations of its business; or (c) the imposition or introduction of discriminatory taxes, tariffs, royalties, customs or excise duties imposed on any Borrower Party, or the discriminatory withdrawal or suspension of material privileges or specifically granted material rights of a fiscal nature.
          (i) Security Interest. The Share Mortgage, the Guarantee or any of the security provided for therein shall, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under this Note and discharge of this Note or any security interest created thereunder shall be declared invalid or unenforceable or any Borrower Party under the Share Mortgage or the Guarantee shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.
          (j) Material Adverse Effect. The occurrence of a Material Adverse Effect.
     5.2 Acceleration. Upon the occurrence and during the continuance of an Event of Default, unless waived by the Holder in writing, the Entire Outstanding Amount shall be immediately due and payable, without presentment, further notice, protest, grace period or other requirements of any kind, all of which hereby are expressly waived by the Borrower. Following the occurrence and during the continuance of an Event of Default, the interest rate on this Note shall be thirteen percent (13%) on the outstanding Principal Amount, compounded annually. Upon the occurrence and during the continuance of an Event of Default, the Holder may exercise all rights and remedies under this Note, the Share Mortgage, the Guarantee or applicable law.

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ARTICLE VI
SENIOR STATUS OF NOTE
     6.1 Senior Status of Note. The obligations of the Borrower under this Note shall rank senior to all other Indebtedness of the Borrower, whether now or hereinafter existing. Upon any Liquidation Event, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any other indebtedness of the Borrower or any class of capital stock or the Borrower, the Entire Outstanding Amount.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
     As a material inducement to the Holder to purchase this Note, the Borrower hereby represents, warrants and covenants to the Holder, on behalf of itself and the other Borrower Parties, that:
     7.1 Organization, Good Standing and Qualification. Each Borrower Party is duly organized, validly existing and in good standing under the laws of its place of organization, has all requisite corporate power and authority to carry on its business and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required by applicable law.
     7.2 Authorization. Each party to any Note Document (other than the Holder) has duly executed and delivered such Note Document in accordance with this Note. All corporate action on the part of each party to any Note Document (other than the Holder), its officers, directors and shareholders necessary for the authorization, execution and delivery of such Note Document, the performance of all obligations of each party (other than the Holder) under such Note Document and the authorization, issuance and delivery of the Note, has been taken, and the Note Documents, when executed and delivered by the respective parties thereto (other than the Holder), shall constitute valid and legally binding obligations of such respective parties, enforceable against such respective parties in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
     7.3 No Violation. Neither the execution and delivery of the Note Documents by the parties thereto (other than the Holder) nor the performance by such parties of their obligations under the Note Documents will: (i) violate any provisions of the memorandum of association, articles of association, business license or any other constitutional documents of any such party; (ii) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any Indebtedness of any such party; (iii) require notice to or the consent of any third party to any agreement or commitment to which such party is a party, or by which it or its properties is bound or subject (except for the consent of Carlyle Asia Growth Partners IV, L.P (“Carlyle”)); (iv) result in the creation or imposition of any Lien upon any property or assets of any such party under any agreement or commitment to which it is a party, or by which it or the properties thereof are bound or subject; or (v) violate any applicable law.

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     7.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of any of the parties to the Note Documents (other than the Holder) is required in connection with the offer, sale or issuance of the Note or the consummation of any other transactions contemplated by the Note Documents.
     7.5 Capitalization; Subsidiaries.
          (a) Schedule 1 to this Note lists each Borrower Party, and correctly sets forth the capitalization of such Borrower Party, the nature of legal entity which the Borrower Party constitutes, the jurisdiction in which the Borrower Party was organized, a list of all outstanding securities of the Borrower Party and the holders thereof and a brief summary of the Borrower Party’s principal business.
          (b) There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from any Borrower Party of any of its securities or any other agreements to participate in the profits of any Borrower Party. There are no outstanding rights or obligations of any Borrower Party to repurchase or redeem any of its securities. No Borrower Party is a party or subject to any contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the registration of, any share or other security of any Borrower Party.
          (c) In respect of each Borrower Party that is organized and existing under the laws of the People’s Republic of China, except as disclosed in Schedule 1 hereto, the full amount of the registered capital of such Borrower Party has been contributed, such contribution has been duly verified by a certified accountant registered in the People’s Republic of China and the accounting firm employing such accountant, and the report of the certified accountant evidencing such verification has been registered with the relevant governmental authority.
          (d) Except as disclosed in Schedule 1 hereto, none of the Borrower Parties has any subsidiary, or is a participant in any joint venture, partnership or other similar arrangement, or otherwise owns (directly or indirectly) any share or interest in any other entity.
          (e) No debt or equity securities of any Borrower Party is subject to any Lien (other than the security granted to Carlyle as disclosed to the Holder and those to be made pursuant to the Note Documents).
     7.6 Valid Issuance of Securities. This Note has been duly and validly issued, fully-paid and nonassessable. The offer, issue and sale of this Note is exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws within the time periods required by such laws. Neither the Borrower nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.
     7.7 Financial Statements.

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          (a) The Borrower has furnished to the Holder the unaudited consolidated balance sheets of the Borrower as of the end of each monthly period from January 1, 2008 to December 31, 2008, the related unaudited consolidated statements of operations, shareholders’ equity and cash flows for each monthly period from January 1, 2008 to December 31, 2008 (“Financial Statements”).
          (b) The Financial Statements were prepared in accordance with the PRC GAAP, are true, correct and complete in all respects, and fairly and accurately present the financial position of the Borrower on the dates of such statements and the results of the operations of the Borrower for the periods covered thereby. The Financial Statements show all indebtedness, obligations and other liabilities, direct or contingent, of the Borrower as of the respective date thereof, including liabilities for any taxes, commitments and indebtedness.
          (c) All of the accounts receivable owing to any Borrower Party, including without limitation all accounts receivable set forth on the Financial Statements, constitute valid and enforceable claims, and are good and collectible in the ordinary course of business, and, net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated on a basis consistent with PRC GAAP), no further goods or services are required to be provided in order to complete the sales and to entitle any Borrower Party to collect in full. There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any Borrower Party to the knowledge of any of the Borrower Parties after due inquiry.
     7.8 Absence of Undisclosed Liabilities. None of the Borrower Parties has, except as and to the extent reflected or reserved against in the Financial Statements, had any material accrued or contingent liability or liabilities or obligations (contractual or otherwise) arising out of any transaction or state of facts existing prior to or on the date hereof or arising other than in the ordinary course of business since July 31, 2008 (whether such liability is accrued, to become due, contingent or otherwise) in excess of RMB 1,000,000 in the aggregate.
     7.9 Litigation. There is no action, suit, proceeding or investigation pending or, to each of the Borrower Parties’ knowledge, currently threatened against any Borrower Party, nor is any Borrower Party aware that there is any basis for the foregoing. None of the Borrower Parties is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality specifically applicable to it. There is no action, suit, proceeding or investigation by any of the Borrower Parties currently pending or which any of the Borrower Parties intends to initiate.
     7.10 Compliance with Law; Permits.
          (a) Each Borrower Party is, and at all times has been, in compliance with any and all law applicable to it or to the conduct or operation of its business or the ownership or use of any of its properties and assets (including intellectual and intangible property).
          (b) None of the Borrower Parties is in violation of its business license, or any provision of its memorandum of association, articles of association, or equivalent constitutional documents as in effect.

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          (c) None of the Borrower Parties is in violation of, or default under any material provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties are bound.
          (d) Each Borrower Party (except for the Founder) has obtained all permits, licenses, authorizations, qualifications and consents, and completed all registration and filing, as required by the law of its jurisdiction for conducting its business as currently being conducted.
     7.11 Solvency. Each Borrower Party is Solvent, and after giving effect to the Note and obligations being incurred in connection herewith and with other Note Documents, will be Solvent.
     7.12 No Cross-Default Provisions. None of the Borrower Parties is a party to any agreement relating to Indebtedness which contains a cross-default provision, such that a default under one agreement would result in a default under another agreement.
     7.13 Taxes. Each of the Borrower Parties has filed or caused to be filed all tax returns that are required by any government authority to be filed by it, and has paid or caused to be paid all Taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes, except to the extent subject to a contest maintained in good faith by appropriate proceedings and with respect to which the applicable Borrower Party has set on its books adequate reserves with respect thereto.
ARTICLE VIII
PAYMENT OF PRINCIPAL AMOUNT AND CONDITIONS PRECEDENT
     8.1 Payment of Principal Amount. The Principal Amount shall be paid by the Holder to the Borrower in three installments, as follows:
          (a) First Payment — US$1,000,000: The Holder shall pay US$1,000,000 of the Principal Amount to the bank account designated by the Borrower within three (3) Business Days following the execution of this Note, subject to the fulfillment, to the satisfaction of the Holder, or the waiver by the Holder, of the following conditions by the Borrower and the Founder.
               (i) The representations and warranties made by the Borrower in Section 7 hereof shall be true and correct and complete when made, and shall be true and correct and complete as of the date of the First Payment with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Note.
               (ii) The Borrower shall have obtained all approvals, consents and waivers required by the applicable laws at its jurisdiction that is necessary for execution of the Note Documents and the consummation of the transactions contemplated hereby and thereby, including, but not limited to: (i) all permits, authorizations, approvals,

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consents or permits of any governmental authority or regulatory body of the competent jurisdiction, if necessary, and (ii) all consents or waivers by any relevant third party.
               (iii) The Borrower shall have provided to the Holder the originals or certified copies of the shareholders’ resolutions and/or the board resolutions of the Borrower, as required under the laws of Hong Kong, to adopt, among other things, the execution of the Note Documents to which it is a party, the performance of its obligations hereunder and thereunder.
               (iv) There has been no Material Adverse Effect on any Borrower Party.
               (v) The Founder shall have entered into the Guarantee with the Holder to secure the Borrower’s obligations under this Note, in the form and substance to the satisfaction of the Borrower, which Guarantee shall take effect on the third (3rd) day following the completion of the Second Payment.
               (vi) The Founder and the Borrower shall have entered into the undated Share Mortgage with the Holder to secure the Borrower’s obligations under this Note, in the form and substance to the satisfaction of the Borrower, which Share Mortgage shall take effect on the third (3rd) day following the completion of the Second Payment.
          (b) Second Payment — US$5,000,000: The Holder shall pay US$5,000,000 of the Principal Amount to the Joint Account (as defined below) within ten (10) Business Days after the fulfillment, to the satisfaction of the Holder, or the waiver by the Holder, of the following conditions by the Borrower and the Founder:
               (i) The representations and warranties made by the Borrower in Section 7 hereof shall be true and correct and complete when made, and shall be true and correct and complete as of the date of the Second Payment with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Note.
               (ii) There has been no Material Adverse Effect on any Borrower Party.
               (iii) The Borrower shall have established a bank account which requires the signatures of both (1) the person designated by the Borrower and (2) the person designated by the Holder, for the withdraw and transactions of the amount in such account (the “Joint Account”).
          (c) Third Payment — US$4,000,000: The Holder shall pay the remaining US$4,000,000 of the Principal Amount to the bank account designated by the Borrower within ten (10) Business Days after the fulfillment, to the satisfaction of the Holder, or the waiver by the Holder, of the following conditions by the Borrower and the Founder.
               (i) The representations and warranties made by the Borrower in Section 7 hereof shall be true and correct and complete when made, and shall be true and correct and complete as of the date of the Third Payment with the same force and effect

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as if they had been made on and as of such date, subject to changes contemplated by this Note.
               (ii) There has been no Material Adverse Effect on any Borrower Party.
               (iii) All of the US$5,000,000 Second Payment shall have been used to repay and settle the US$5,000,000 principal amount owed by the Borrower to Carlyle (the “Carlyle Principal Amount”) under the secured and convertible note dated August 13, 2009 by and between the Borrower and Carlyle (the “Previous Carlyle Note”). The Borrower shall have paid to Carlyle all other outstanding amount under the Previous Carlyle Note, if any.
               (iv)The Borrower shall have obtained from Carlyle a receipt evidencing the Borrower’s repayment of the entire outstanding amount under the Previous Carlyle Note.
               (v) The Founder shall have obtained a document from Carlyle certifying that (1) all of the (A) security interest created on the shares of the Borrower by the Founder in favor of Carlyle pursuant to the share mortgage dated August 13, 2008 by and between the Founder and Carlyle (the “Previous Carlyle Share Mortgage”) and (B) the guarantee provided by the Founder in favor of Carlyle pursuant to the guarantee dated August 13, 2008 by and between the Founder and Carlyle (the “Previous Carlyle Guarantee”) ((A) and (B) collectively the “Previous Carlyle Security”) have been fully discharged and released, (2) Carlyle has no claim against the Borrower and the Founder in connection with the Previous Carlyle Note, Previous Carlyle Share Mortgage and Previous Carlyle Guarantee. The Founder shall have taken all actions required under the Hong Kong law as advised by the Hong Kong legal counsel of the Borrower to give full discharge and release of the Previous Carlyle Security.
               (vi) The Share Mortgage and the Guarantee shall have taken effect, and the Founder and the Borrower shall have delivered to the Holder each of the documents required to be delivered to the Holder under Section 2.2 of the Share Mortgage.
               (vii) The Borrower shall have delivered to the Holder a legal opinion issued by the Hong Kong legal counsel, in the form and substance to the satisfaction of the Holder, on matters including, among other things, (1) the validity of the discharge and release of the Previous Carlyle Security, as a result no other Lien on the shares of the Borrower except for those created under the Note Documents, (2) the validity and enforceability of this Note, the Share Mortgage and the Guarantee, and (3) the due incorporation and shareholding structure of the Borrower.
     8.2 Payment to Bank Account. The Holder’s payment obligations shall be fully discharged when the relevant Principal Amount has reached the bank account designated by the Borrower (for the First Payment and Third Payment) and the Joint Account (for the Second Payment), and thereafter the Borrower shall not have any claim against the Holder with respect to the relevant Principal Amount.

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ARTICLE IX
COVENANTS
     9.1 Negative Covenants. So long as this Note remains outstanding, without the prior written consent of the Holder, the Borrower shall not, and shall ensure each other Borrower Party not to, effect any of the following transactions (other than pursuant to or as contemplated by the Note Documents):
          (a) Create, incur, assume or suffer to exist any Lien upon any of its properties, business, revenues or incomes, whether now owned or hereafter acquired.
          (b) Create, incur, assume or suffer to exist any Indebtedness or prepay, forgive or discharge in whole or in part any outstanding Indebtedness, or provide loans or financial aids to any third party.
          (c) Guarantee, directly or indirectly, any Indebtedness of any person or entity.
          (d) Convey, sell, lease, assign, transfer or otherwise dispose of any of its material properties, assets or business, whether now on or hereafter acquired.
          (e) Enter into with any person or entity any agreement which prohibits or limits the ability of any Borrower Party to create, incur, assume or suffer to exist any Lien upon any of its properties, revenues or income, whether now owned or hereafter acquired.
          (f) Merge, dissolve, liquidate, consolidate with or into another entity, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its properties (whether now owned or hereafter acquired) to or in favor of any person or entity.
          (g) Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so.
          (h) Engage in any line of business different from design, manufacture, installation, management and sale of ground source heat pump systems.
          (i) Enter into any transaction of any kind with any shareholders, officers, directors or affiliates of any Borrower Party or members of their immediate families, whether or not in the ordinary course of business, other than on fair and reasonable terms as favorable to the respective Borrower Party as would be obtainable by such Borrower Party in a comparable arm’s length transaction with a person or entity other than any shareholders, officers, directors or affiliates of any Borrower Party or members of their immediate families.
          (j) Issue, sell, create or authorize any shares of any class or series of its securities, or issue, grant or create any warrants, subscriptions, options, convertible securities, or other commitments to issue shares or other securities that are potentially exchangeable or exercisable for, or convertible into, shares of its capital stock,
          (k) Convey, sell, transfer, or create any Lien on its equity interest or shares, or enter into any commitment to sell, transfer or create any Lien on any of its equity interest or shares.

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          (l) Initiate any litigation, action, suit, proceeding, claim or arbitration (other than for the routine collection of accounts receivable) or settle or agree to settle any litigation, action, suit, proceeding, claim or arbitration.
     9.2 Taxes. Any and all payments by the Borrower Parties hereunder that are made to or for the benefit of the Holder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, “Taxes”), excluding taxes imposed on the Holder’s net income or capital and franchise taxes imposed on the Holder by the jurisdiction under the laws of which the Holder is organized or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as “Covered Taxes”). If any of the Borrower Parties shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder to the Holder, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this paragraph), the Holder receives an amount equal to the sum it would have received had no such deductions been made. The Borrower Parties shall make such deductions and the Borrower Parties shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Borrower Parties agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under the Note or from the execution or delivery by the Borrower Parties or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Holder of its rights under the Note (collectively, “Other Taxes”). The Borrower Parties will indemnify the Holder for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within thirty (30) days from the date the Holder provides the Borrower with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by the Holder in good faith to the Borrower shall, absent manifest error, be final, conclusive and binding on all parties. The obligation of the Borrower Parties under this Section 9.29.2 shall survive the payment and termination of this Note. Within thirty (30) days after the Borrower Parties having received a receipt for payment of Covered Taxes and/or Other Taxes, the Borrower Parties shall furnish to the Holder, the original or certified copy of a receipt evidencing payment thereof.
     9.3 Use of Proceeds. The Borrower will apply the Principal Amount as follows: (a) the Second Payment shall be used to repay the Carlyle Principal Amount, and (b) the First Payment and Third Payment shall be used as working capital of the business of the Borrower Parties. No part of Principal Amount will be used, directly or indirectly, for the purpose of repaying any Indebtedness of any Borrower Party or for the purpose of acquiring or investing in any securities of any entity other than the Borrower Parties, other than pursuant to or as contemplated by the Note Document. The Borrower shall repay the Carlyle Principal Amount within one (1) Business Day after it receives the Second Payment from the Holder.
     9.4 Due Diligence Investigation. Within three (3) months following the execution of this Note, the Holder shall have the right to undertake legal and financial due diligence investigation against the Borrower Parties (the “DD Investigation”). The Borrower shall, and

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shall cause each other Borrower Party to, provide all necessary cooperation and assistance for the Holder to complete the DD Investigation.
     9.5 Further Guarantee for Repayment. In case that the Holder has sent the written notice requesting the repayment of the Entire Outstanding Amount in accordance with Section 3.1, and the Borrower does not have sufficient fund to repay the Entire Outstanding Amount on the Maturity Date, then in addition to the security provided under the Share Mortgage and Guarantee, the Borrower shall cause the revenues of Shanghai Nobo Commerce & Trade Co., Ltd. and Jiangxi Nobao Electric Co., Ltd. be used in priority to repay the Entire Outstanding Amount under this Note, in the manner permitted under the laws of China.
     9.6 Indemnification. The Borrower shall indemnify and keep indemnified the Holder, from and against all reasonable losses, liabilities, damages, costs, charges and expenses which the Holder may incur in connection with or arising out of the Previous Carlyle Note, Previous Carlyle Share Mortgage or Previous Carlyle Guarantee, and against all reasonable losses, liabilities, damages, actions, proceedings, claims, demands, costs, charges and expenses which may be incurred, sustained or arise in respect of the non-performance or non-observance of any of the undertakings and agreements on the part of the Borrower herein contained.
     9.7 Holder’s Right to Attend Board Meeting. The Borrower agrees that following the completion of the Third Payment, it shall invite a representative of the Holder (the “Representative”) to attend all meetings of the board of directors of the Borrower Parties, in a non-voting observer capacity and, in this respect, it shall give the Representative copies of all notices, minutes, consents, and other materials that it provides to other directors of the Borrower Parties at the same time and in the same manner as provided to other directors of the Borrower Parties; provided, however, that the Representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided.
ARTICLE X
CONVERSION
     10.1 Conversion. In the event that the Holder decides to proceed with the Series A equity financing described in the Term Sheet (the “Series A Financing”) after the DD Investigation, then so long as the Entire Outstanding Amount has not been repaid pursuant to Section 3.1, the Holder shall convert all (but not part) of the outstanding Principal Amount under this Note into Series A Preferred Shares of the Borrower, upon the closing of the Series A Financing, at the conversion price that equals to (1) 100% of the price per Series A Preferred determined in the Series A Financing if the Holder is the sole investor participating in the Series A Financing, or (2) 95% of the price per Series A Preferred determined in the Series A Financing if the Holder is not the sole investor participating in the Series A Financing.
     10.2 Conversion Notice. When the Holder decides to convert this Note, it shall deliver to the Borrower a written notice (“Conversion Notice”) at the address shown on the signature page hereto or such other address as specified in writing by the Borrower from time to time. Following the receipt of the number of Series A Preferred Shares that this Note is convertible

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into and the registration of the Holder as the holder of such Series A Preferred Shares in the Borrower’s register of members, this Note and the Borrower’s obligation to pay the Entire Outstanding Amount shall be deemed automatically discharged (except for any penalty that may occur under this Note).
     10.3 No Fraction Share. No fractional shares of the Borrower’s capital shares will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Borrower will pay to the Holder in cash the amount of the unconverted Principal Amount of this Note that would otherwise be converted into such fractional share.
     10.4 Consequence of Conversion. Upon the closing of the conversion: (1) the Holder shall be deemed to have subscribed for such number of Series A Preferred Shares that the Holder is entitled to receive upon such conversion, (2) the rights, preferences, privileges and restrictions of such Series A Preferred Shares shall be the same as those of the other Series A Preferred Shares issued at the Series A Financing, and (3) the outstanding Principal Amount so converted shall be deemed to have been used to satisfy the subscription price for such Series A Preferred Shares and the Entire Outstanding Amount shall be reduced to zero. The Borrower shall be deemed to agree that the reduction in the Principal Amount shall constitute full payment for such number of Series A Preferred Shares to be issued upon conversion of this Note and the Holder shall have no obligations to make any other payment for such number of Series A Preferred Shares.
ARTICLE XI
MISCELLANEOUS
     11.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.
     11.2 Notices. Any notice required or permitted pursuant to this Note shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown on the signature page hereto (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties to this Note given in accordance with this section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

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     11.3 Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. Any provision of this Note may be amended, supplemented or waived, if such amendment, supplement or waiver is in writing and signed by the Borrower and the Holder.
     11.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. Subject to applicable laws and regulations, this Note and all rights hereunder may be transferred or assigned in whole or in part by the Holder to any of its Affiliates prior to the occurrence of any Event of Default, and upon the occurrence and during the continuance of any Event of Default, to any person. The Borrower shall assist the Holder in consummating any such transfer or assigned. The Borrower may not assign this Note without the consent of the Holder. A transfer of this Note may be effected only by a surrender hereof to the Borrower and the issuance by the Borrower of a new note or notes in replacement thereof.
     11.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including attorneys’ fees.
     11.6 Governing Law; Rules of Construction. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE HONG KONG SPECIAL ADMINISTRATIVE REGION, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
     11.7 Dispute Resolution.
          (a) For the benefit of the Holder, the Borrower irrevocably agrees that the courts of Hong Kong are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Note and that, accordingly, any legal action or proceedings arising out of or in connection with this Note (“Proceedings”) may be brought in those courts and the Holder irrevocably submits to the non-exclusive jurisdiction of those courts.
          (b) Nothing in this Section shall limit the right of the Holder to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the Holder from taking Proceedings in any other jurisdiction, whether concurrently or not.
          (c) The Borrower irrevocably waives any objection which it may at any time have to the laying of the venue of any Proceedings in any court referred to in this Section and any claim that any such Proceedings have been brought in an inconvenient forum.
          (d) The Borrower irrevocably consents to any process in any Proceeding anywhere being served by mailing a copy by post in accordance with Section 11.2 of this Note. Nothing shall affect the right to serve any process in any other manner permitted by law.
          (e) To the extent that the Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of

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any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Note.
          (f) The costs of the Proceedings shall be borne by the losing party, unless otherwise determined by the court.
     11.8 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.
     11.9 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.
     11.10 No Redemption. This Note may not be redeemed or called by the Borrower or any other person (other than the Holder) without the consent of the Holder.
     11.11 Non-Business Days. Whenever any payment or any action to be made shall be due on a date other than a Business Day, such payment may be due or action shall be required on the next succeeding Business Day and, for such payment, such next succeeding Business Day shall be included in the calculation of the amount of accrued interest payable on such date.
     11.12 Confidentiality. The parties acknowledge that the existence and the terms of this Note and any oral or written information exchanged between the parties in connection with the preparation and performance this Note are regarded as confidential information. Each party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. This Section shall survive the termination of this Agreement for any reason.
     11.13 Effectiveness. Subject to Section 11.14, this Note shall become effective upon execution and shall terminate on the first date on which there is no outstanding amount of the Entire Outstanding Amount, such termination to be without prejudice to any claims for damages or other remedies that the Holder may have under this Note or applicable law.

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     11.14 Termination Before First Payment. This Note may be terminated by the Holder, any time but not later than the date of the First Payment, by written notice to the Borrower without further compensation or liabilities on the part of the Holder, if (i) the Borrower has committed a material breach of any of its obligations hereunder and such breach has not been cured to the satisfaction of the Holder within ten (10) Business Days after the Holder notifying the breaching Borrower of the same; OR (ii) the First Payment has not occurred within three (3) months from the signing date of this Note on the condition that: (A) the right to termination shall not be available to Holder if it is then in material default of any of its obligations hereunder, and (B) the right to terminate this Note shall not be available to the Holder if its breach of any provision of this Note has been the cause of, or resulted in, the failure of the First Payment within the three (3) month period. Such termination under this Section 11.14 shall be without prejudice to any claims for damages or other remedies that the Holder may have under this Note or applicable law.
     11.15 Expenses. The Borrower shall reimburse, at the completion of the Third Payment, the Holder for its DD Investigation and legal expenses, including one legal counsel selected by the Holder, incurred in connection with the Contemplated Transaction hereunder.
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IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by an authorized officer as of the date first set forth above.

EASTERN WELL HOLDINGS LIMITED
By:	/s/ Sun Kwok Ping
	Name:	Sun Kwok Ping
	Title:	Director

Address:

Room 3, 21/F, Fast East Consortium Building
121 Des Voeux Road Central
Hong Kong
Attention: Sun Kwok Ping
Fax: 00852-21849811
ACCEPTED AND AGREED:
HOLDER:

CHINA ENVIRONMENT FUND III, L.P.
By:	/s/ Shelbychen
	Name:	Shelbychen
Title:

Address:

A2302, SP Tower, Tsinghua Science Park,
Beijing, 100084, P.R. China
Attention: Shelby Chen
Fax: 8610-8215 1150

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SCHEDULE 1
BORROWER PARTIES

Shareholders and
Borrower Party	Capitalization	Nature	Jurisdiction	Shareholding	Business
Borrower	HK$10,000	Limited liability company	Hong Kong	Founder: 100%	Holding company

Founder	N/A	N/A	N/A	N/A	N/A

Shanghai Nobo Commerce & Trade Co., Ltd.	Registered Capital: RMB 10,000,000	Limited liability company	PRC	Borrower: 100%	wholesale and commission (except for auction) of Heating & Ventilation equipment, air conditioning equipment, energy saving equipment and accessories, import and export of the aforementioned products, provision of related technical consulting services

Jiangxi Nobao Electric Co., Ltd.	Registered Capital: US$15,000,000	Limited liability company	PRC	Borrower: 100%	manufacture, process, installation, R&D and operate Nabao electronic products and parts, agency for the import or export of relevant electronic products, and distribution and sale of the imported ground source heat pump systems